Exhibit 16.1

June 27, 2017

U.S. Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: Company Name

Commission File No. 333-148987

We have read the statements that we understand Next Group Holdings, Inc will include under Item 4.01 to the Form 8-K report dated June 27, 2017 and agree with such statements so far as they apply to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

/s/ D’Arelli Pruzansky, P.A.
D’Arelli Pruzansky, P.A.